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                            Alliance Imaging, Inc.

                                 NEWS RELEASE
                                                                   Exhibit 99.02

Alliance Imaging, Inc.                             The Financial Relations Board
Kenneth S. Ord                                Karen Taylor - General Information
Chief Financial Officer                           Moira Conlan - Analyst Contact
(714) 688-7100                                      Steve Seiler - Media Contact
www.allianceimaging.com                                           (310) 442-0599






               ALLIANCE IMAGING ACQUIRES MOBILE TECHNOLOGY INC.



ANAHEIM, CA (March 12, 1998) - Alliance Imaging, Inc., a leading provider of hospital-based fixed site and mobile magnetic resonance imaging (MRI) and computed tomography (CT) services, announced that a subsidiary of Alliance has acquired Mobile Technology Inc. (MTI), another nationwide provider of diagnostic imaging services. As a result of the MTI transaction, Alliance operates over 180 MRI systems nationwide, and provides several other outsourced healthcare services, including CT, nuclear medicine and lithotripsy.


Alliance acquired MTI in a transaction valued at approximately $100 million (including assumption of indebtedness). Alliance financed the cash portion of the transaction with bank financing.


Alliance Imaging, Inc., an affiliate of Apollo Management, L.P., is a leading provider of comprehensive diagnostic imaging services to hospitals and other healthcare providers. Services are provided on either a mobile, shared-user basis or on a full-time single-user basis.


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             1065 PacifiCenter Drive, Suite 200, Anaheim, CA 92806
                     (714) 688-7100 - FAX: (714) 688-3388